Exhibit 99

FOR IMMEDIATE RELEASE	Contact:	Alan D. Eskow
Executive Vice President and
Chief Financial Officer
973-305-4003

VALLEY NATIONAL BANCORP REPORTS

INCREASE IN NET INCOME FOR SECOND QUARTER

WAYNE, NJ – July 19, 2006 — Valley National Bancorp (NYSE:VLY) (“Valley”), the holding company for Valley National Bank, announced today six months and second quarter results for 2006. Net income for the six months ended June 30, 2006 was $81.7 million compared to $77.3 million for the same period in 2005, an increase of 5.7 percent. Adjusting for a five percent stock dividend issued on May 22, 2006, fully diluted earnings per common share were $0.70 for the six months ended June 30, 2006, compared to $0.69 per common share for the six months ended June 30, 2005. All common share data presented below was adjusted to reflect the stock dividend.

Net income for the second quarter of 2006 was $40.8 million compared to $39.0 million for the second quarter of 2005, an increase of 4.6 percent. Fully diluted earnings per common share were $0.35 for the second quarter of 2006, compared to $0.34 per common share in the same quarter of 2005.

Chairman’s Comments

Gerald H. Lipkin, Chairman, President and CEO noted that, “Although the current economic and interest rate environment remains challenging, once again, Valley generated excellent shareholder returns. For the quarter, the average return on tangible shareholders’ equity exceeded 22.0 percent. Management continues to focus on structuring the balance sheet in a manner which optimizes long-term returns as compared with immediate results.

Loan growth during the quarter was robust as the portfolio grew by 8.6 percent on an annualized basis. New loan originations in the second quarter of 2006 exceeded originations in the same period of 2005 by approximately 20.0 percent. Additionally, the interest rate on new originations was nearly 7.00 percent, compared to 5.75 percent a year earlier. Management continues to utilize various funding sources to support loan growth. During the first six months of 2006, Valley repriced and entered into nearly $800 million of short and long-term borrowings at an average interest rate of 4.42 percent with an average life of 2 1/2 years. During the second quarter of 2006, market interest rates on wholesale funds escalated, making deposits a better funding alternative. Valley’s deposit growth initiatives coupled with enhanced marketing efforts have returned solid results during the second quarter as deposits increased over 10.0 percent on an annualized basis. Additionally, new checking and saving account originations during the first six months in 2006 approached nearly 39 thousand.

The contraction of two basis points in the net interest margin from the first quarter reflects the smallest linked quarter decrease since the third quarter of 2004. Stabilization of the margin coupled with growth in interest earning assets and the structure of deposit and borrowed funds should produce positive results for the remainder of 2006.”

Valley National Bancorp (NYSE: VLY)

2006 Second Quarter Earnings

July 19, 2006

Net Interest Income and Margin

Net interest income on a tax equivalent basis was $100.0 million for the second quarter of 2006, a $1.6 million decrease from the same quarter of 2005 and a decrease of $263 thousand from the linked quarter ended March 31, 2006. The decrease during the quarter was mainly a result of an increase in funding costs of $6.1 million, or 26 basis points from the first quarter of 2006.

The net interest margin on a tax equivalent basis was 3.48 percent for the second quarter of 2006, a decline of two basis points from the linked quarter ended March 31, 2006. However, the yield on average total loans continue to improve as the second quarter of 2006 equaled 6.49 percent, an increase of 54 basis points from the same period a year ago and a 23 basis point increase from the first quarter of 2006.

Valley’s cost of total deposits remained relatively low by industry standards at 2.11 percent for the second quarter of 2006 compared to 1.85 percent for the three months ended March 31, 2006. Management is pleased with an increase of only 26 basis points as the average federal funds rate increased approximately 47 basis points from the first quarter.

Valley entered into cash flow hedges in July 2004, which negatively impacted net interest income during the six months ended June 30, 2006. When the hedges expire on August 1, 2006, Valley expects net interest income to improve by approximately $1.5 million per quarter and the net interest margin to increase by over four basis points, on an annual basis, based upon the current level of interest rates and anticipated loan volume.

Non-Interest Income

Non-interest income was unchanged from the first quarter of 2006, totaling approximately $19.4 million for the three months ended June 30, 2006. However, service charges on deposit accounts increased $348 thousand. While, trust and investment services also increased $249 thousand to $1.9 million from the prior quarter mainly due to an increase in managed account fees. Partially offsetting the increases, net gains on securities transactions decreased $401 thousand as compared to the first quarter of 2006.

Non-interest income increased $55 thousand from a year ago, totaling approximately $19.4 million for the three months ended June 30, 2006 compared to $19.3 million for the same period in 2005. Trust and investment services increased $312 thousand, or 19.3 percent, from $1.6 million for the second quarter of 2005 mainly due to an increase in managed account fees. Bank owned life insurance income increased $286 thousand, or 16.3 percent, primarily due to a higher yield on the underlying investment securities. However, fees from loan servicing decreased $299 thousand to $1.5 million for the second quarter of 2006 compared to the same period in 2005 mainly due to smaller balances of loans serviced resulting from refinance and payoff activity.

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Valley National Bancorp (NYSE: VLY)

2006 Second Quarter Earnings

July 19, 2006

Non-Interest Expense

Non-interest expense increased by $1.4 million, or 2.4 percent to $61.9 million for the quarter ended June 30, 2006 from $60.5 million for the quarter ended June 30, 2005 primarily due to a $1.1 million increase in net occupancy and equipment expense. The increase in net occupancy and equipment expense is mainly attributed to the acquisition of NorCrown Bank on June 3, 2005, which added 15 offices to Valley’s branch network.

Non-interest expense increased $1.1 million, or 1.9 percent to $61.9 million for the second quarter of 2006 from $60.8 million for the linked quarter ended March 31, 2006. Advertising expense increased $651 thousand primarily due to new checking account and certificate of deposit promotions during the second quarter. Other non-interest expense also increased $738 thousand mainly due to customer events, CRA expenses, and postage for additional customer mailings during the period.

Income Tax Expense

Income tax expense as a percentage of income before income taxes was 22.6 percent and 32.5 percent for the three months ended June 30, 2006 and 2005, respectively. The decline was mainly due to lower state income tax expense, settlement of income tax examinations, and an increase in low income housing tax credits from a year ago.

For the remainder of 2006, Valley anticipates an effective tax rate of approximately 27.0 percent, compared to 24.7 percent for the six months ended June 30, 2006. The rate is projected based upon management’s judgment regarding future results and could vary due to changes in income, tax planning strategies and federal or state income tax laws.

Loans and Deposits

During the second quarter loans increased 2.1 percent, or 8.6 percent on an annualized basis, to approximately $8.3 billion at June 30, 2006 compared to $8.2 billion at March 31, 2006. The linked quarter growth in loans is mainly comprised of increases in construction, commercial, and automobile loans of $59.2 million, $43.5 million and $39.3 million, respectively. The increase is mainly attributable to new originations augmented slightly by an increase in commercial loan line usage.

During the quarter deposits increased $212.2 million, or 10.2 percent on an annualized basis, from $8.4 billion at March 31, 2006. The increase in deposits reflects Valley’s deposit growth initiatives introduced in the first quarter of 2006 carried through the second quarter. The largest increases were in time deposits and money market accounts, partially offset by a decrease in municipal deposits. For the remainder of 2006, deposit growth is expected to be dependent on the rates dictated by market competition versus the cost of alternative funding sources. Valley intends to maintain a funding strategy dependent on the Bank’s consolidated interest earning asset mix.

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Valley National Bancorp (NYSE: VLY)

2006 Second Quarter Earnings

July 19, 2006

Credit Quality

Net loan charge-offs for the second quarter of 2006 were $3.3 million compared to $936 thousand for the second quarter of 2005, and $584 thousand for the first quarter of 2006. The increase in net loan charge-offs is mainly due to charge-offs totaling $2.2 million on two commercial loans, which were on non-accrual. The provision for loan losses was $3.1 million for the second quarter of 2006 compared to $925 thousand for the second quarter of 2005, and $1.3 million for the first quarter of 2006. Total non-performing assets, consisting of non-accrual loans and other real estate owned, totaled $30.7 million, or 0.37 percent of loans and other real estate owned at June 30, 2006 down from $35.1 million or 0.43 percent at March 31, 2006.

Loans past due 90 days or more and still accruing at June 30, 2006 were $7.4 million, or 0.09 percent of $8.3 billion of total loans, compared to $5.0 million at June 30, 2005 and $2.6 million at March 31, 2006. Total loans past due in excess of 30 days were 0.65 percent of total loans at June 30, 2006 compared with 0.74 percent at March 31, 2006.

Financial Ratios

Valley’s annualized return on average shareholders’ equity was 17.25 percent and 18.41 percent for the three months ended June 30, 2006 and 2005, respectively. The decrease is mainly attributable to additional goodwill and net core deposit intangibles generated from the NorCrown Bank acquisition on June 3, 2005, which totaled approximately $97.4 million. On a comparative basis, adjusting for Valley’s goodwill and other intangible assets, the annualized return on average tangible shareholders’ equity was 22.31 percent and 22.51 percent, respectively, for the quarter ended June 30, 2006 and 2005. See “Notes to Selected Financial Data” section in the tables that follow for information regarding the computation of these ratios.

For the second quarter of 2006 and 2005, annualized return on average assets was 1.33 percent and 1.35 percent, respectively.

Valley’s risk-based capital ratios were 10.54 percent for Tier 1 capital, 12.41 percent for total capital and 8.18 percent for Tier 1 leverage at June 30, 2006.

Valley National Bancorp is a regional bank holding company with over $12 billion in assets, headquartered in Wayne, New Jersey. Its principal subsidiary, Valley National Bank, currently operates 163 offices in 107 communities serving 12 counties throughout northern and central New Jersey and Manhattan.

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Valley National Bancorp (NYSE: VLY)

2006 Second Quarter Earnings

July 19, 2006

Forward-Looking Statements

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, relationships, opportunities, taxation, technology and market conditions. These statements may be identified by such forward-looking terminology as “expect,” “believe,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “typically,” “usually,” “anticipate,” or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements. Factors that may cause actual results to differ from those contemplated by such forward-looking statements include, among others, the following: unanticipated changes in the direction of interest rates, effective income tax rates, loan and investment prepayments and assumptions, levels of loan quality and origination volume, relationships with major customers, as well as the effects of unanticipated economic conditions and legal and regulatory barriers including compliance issues related to AML/BSA compliance and the development of new tax strategies or the disallowance of prior tax strategies. Valley assumes no obligation for updating any such forward-looking statement at any time.

# # #

-Tables to Follow-

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Valley National Bancorp

Consolidated Financial Highlights

SELECTED FINANCIAL DATA

(Dollars in thousands, except for share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
FINANCIAL DATA:
Net income	$40,786	$38,991	$81,697	$77,259
Net interest income	98,337	99,840	196,878	194,433
Net interest income - FTE (2)	99,976	101,581	200,216	197,819
Weighted Average Number of Shares Outstanding (3):
Basic	116,883,643	114,805,491	116,868,333	111,937,007
Diluted	117,408,282	115,240,814	117,328,091	112,410,101
Per share data (3):
Basic earnings	$0.35	$0.34	$0.70	$0.69
Diluted earnings	0.35	0.34	0.70	0.69
Cash dividends declared	0.22	0.21	0.43	0.41
Book value	8.08	7.85	8.08	7.85
Tangible book value (1)	6.24	5.91	6.24	5.91
Closing stock price - high	25.71	24.06	25.71	25.23
Closing stock price - low	23.90	21.73	22.06	21.73

FINANCIAL RATIOS:
Net interest margin	3.42%	3.70%	3.43%	3.71%
Net interest margin - FTE (2)	3.48	3.76	3.49	3.78
Annualized return on average assets	1.33	1.35	1.33	1.38
Annualized return on average shareholders’ equity	17.25	18.41	17.32	19.77
Annualized return on average tangible shareholders’ equity (1)	22.31	22.51	22.46	22.68
Efficiency ratio (4)	52.59	50.75	52.06	49.81

AVERAGE BALANCE SHEET ITEMS:
Assets	$12,294,841	$11,583,688	$12,274,970	$11,173,330
Interest earning assets	11,501,020	10,801,202	11,479,359	10,468,622
Loans	8,243,355	7,480,523	8,197,622	7,234,991
Interest bearing liabilities	9,363,120	8,774,898	9,357,439	8,505,138
Deposits	8,503,424	8,200,244	8,445,135	7,857,009
Shareholders’ equity	946,018	847,214	943,184	781,730

Valley National Bancorp

Consolidated Financial Highlights

SELECTED FINANCIAL DATA

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands)	2006	2005	2006	2005
ALLOWANCE FOR LOAN LOSSES:
Beginning of period	$75,898	$69,029	$75,188	$65,699
Provision for loan losses	3,117	925	4,411	1,677
Charge-offs	3,845	1,886	5,239	3,264
Recoveries	526	950	1,336	1,695
Additions from acquisitions	—	6,041	—	9,252

End of period	$75,696	$75,059	$75,696	$75,059

			As of June 30,
			2006	2005
BALANCE SHEET ITEMS:
Assets			$12,429,815	$12,267,025
Loans			8,335,692	7,838,985
Deposits			8,571,267	8,627,093
Shareholders’ equity			944,511	916,725
CAPITAL RATIOS:
Tier 1 leverage ratio			8.18%	8.01%
Risk-based capital - Tier 1			10.54	10.18
Risk-based capital - Total Capital			12.41	11.02
ASSET QUALITY:
Non-accrual loans			$29,015	$25,037
Other real estate owned (OREO)			1,728	1,083
Total non-performing assets			30,743	26,120
Loans past due 90 days or more and still accruing			7,374	4,984
ASSET QUALITY RATIOS:
Non-performing assets to total loans plus OREO			0.37%	0.33%
Allowance for loan losses to loans			0.91	0.96
Annualized net charge-offs to average loans			0.10	0.04

Valley National Bancorp

Consolidated Financial Highlights

NOTES TO SELECTED FINANCIAL DATA

(1)	This press release contains certain supplemental financial information, described in the following notes, which has been determined by methods other than Generally Accepted Accounting Principles (“GAAP”) that management uses in its analysis of Valley’s performance. Valley’s management believes these non-GAAP financial measures provide information useful to investors in understanding the underlying operational performance of Valley, its business and performance trends and facilitates comparisons with the performance of others in the financial services industry.

Tangible book value and return on average tangible equity, which represent non-GAAP measures, are computed as follows:

•	Tangible book value is computed by dividing total shareholders’ equity less goodwill and other intangible assets by common shares outstanding.

•	Return on average tangible shareholders’ equity is computed by dividing net income by average shareholders’ equity less average goodwill and average other intangible assets.

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands, except for share data)	2006	2005	2006	2005
Common shares outstanding	116,904,122	116,843,367	116,904,122	116,843,367

Shareholders’ equity	$944,511	$916,725	$944,511	$916,725
Less: Goodwill and other intangible assets	(214,758)	(226,096)	(214,758)	(226,096)

Tangible shareholders’ equity	$729,753	$690,629	$729,753	$690,629

Tangible book value	$6.24	$5.91	$6.24	$5.91

Net income	$40,786	$38,991	$81,697	$77,259

Average shareholders’ equity	946,018	847,214	943,184	781,730

Less: Average goodwill and other intangible assets	(214,874)	(154,263)	(215,693)	(100,446)

Average tangible shareholders’ equity	$731,144	$692,951	$727,491	$681,284

Annualized return on average tangible shareholders’ equity	22.31%	22.51%	22.46%	22.68%

(2)	Net interest income and net interest margin are presented on a tax equivalent basis using a 35 percent federal tax rate. Valley believes that this presentation provides comparability of net interest income and net interest margin arising from both taxable and tax-exempt sources and is consistent with industry practice and SEC rules.

(3)	Share data reflects a five percent stock dividend issued on May 22, 2006.

(4)	The efficiency ratio measures Valley’s total non-interest expense as a percentage of net interest income plus total non-interest income.

SHAREHOLDER RELATIONS

Requests for copies of reports and/or other inquiries should be directed to Dianne Grenz, Director of Shareholder and Public Relations, Valley National Bancorp, 1455 Valley Road, Wayne, New Jersey, 07470, by telephone at (973) 305-3380, by fax at (973) 696-2044 or by e-mail at dgrenz@valleynationalbank.com.

VALLEY NATIONAL BANCORP

Consolidated Statements of Financial Condition (Unaudited)

(Dollars in thousands, except for share data)

	June 30, 2006	December 31, 2005
Assets
Cash and due from banks	$221,364	$246,119
Interest bearing deposits with banks	12,301	13,926
Federal funds sold	10,000	—
Investment securities:
Held to maturity, fair value of $1,182,556 at June 30, 2006 and $1,218,081 at December 31, 2005	1,215,678	1,229,190
Available for sale	1,886,641	2,038,894
Trading securities	1,922	4,208

Total investment securities	3,104,241	3,272,292

Loans held for sale	—	3,497
Loans	8,335,692	8,130,457
Less: Allowance for loan losses	(75,696)	(75,188)

Net loans	8,259,996	8,055,269

Premises and equipment, net	195,185	182,739
Bank owned life insurance	186,831	182,789
Accrued interest receivable	56,448	57,280
Due from customers on acceptances outstanding	12,241	11,314
Goodwill	180,718	179,898
Other intangible assets, net	34,040	37,456
Other assets	156,450	193,523

Total assets	$12,429,815	$12,436,102

Liabilities
Deposits:
Non-interest bearing	$2,001,717	$2,048,218
Interest bearing:
Savings, NOW and money market	3,808,398	4,026,249
Time	2,761,152	2,495,534

Total deposits	8,571,267	8,570,001

Short-term borrowings	343,898	582,575
Long-term borrowings	2,475,377	2,245,570
Bank acceptances outstanding	12,241	11,314
Accrued expenses and other liabilities	82,521	94,732

Total liabilities	11,485,304	11,504,192

Shareholders’ Equity*
Preferred stock, no par value, authorized 30,000,000 shares; none issued	—	—
Common stock, no par value, authorized 173,139,309 shares; issued 116,943,418 shares at June 30, 2006 and 116,985,373 shares at December 31, 2005	41,250	39,302
Surplus	882,589	741,456
Retained earnings	66,650	177,332
Unallocated common stock held by the employee benefit plan	—	—
Accumulated other comprehensive loss	(45,060)	(24,036)
Less: Treasury stock, at cost, 39,296 common shares at June 30, 2006 and 92,320 shares at December 31, 2005	(918)	(2,144)

Total shareholders’ equity	944,511	931,910

Total liabilities and shareholders’ equity	$12,429,815	$12,436,102

*	Share data reflects a five percent common stock dividend issued May 22, 2006.

VALLEY NATIONAL BANCORP

Consolidated Statements of Income (Unaudited)

(Dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Interest Income
Interest and fees on loans	$133,672	$111,183	$261,100	$212,377
Interest and dividends on investment securities:
Taxable	35,745	36,007	71,990	70,200
Tax-exempt	2,974	3,155	6,047	6,136
Dividends	1,362	1,432	2,791	2,121
Interest on federal funds sold and other short-term investments	573	291	795	397

Total interest income	174,326	152,068	342,723	291,231

Interest Expense
Interest on deposits:
Savings, NOW and money market	18,865	12,073	35,888	20,707
Time	26,095	15,739	47,816	28,658
Interest on short-term borrowings	4,142	3,769	9,553	7,119
Interest on long-term borrowings	26,887	20,647	52,588	40,314

Total interest expense	75,989	52,228	145,845	96,798

Net Interest Income	98,337	99,840	196,878	194,433
Provision for loan losses	3,117	925	4,411	1,677

Net interest income after provision for loan losses	95,220	98,915	192,467	192,756
Non-Interest Income
Trust and investment services	1,931	1,619	3,613	3,196
Insurance premiums	2,779	2,773	5,418	6,063
Service charges on deposit accounts	5,938	5,921	11,528	10,864
Gains on securities transactions, net	553	585	1,507	2,318
Gains on trading securities, net	302	471	678	907
Fees from loan servicing	1,489	1,788	3,076	3,562
Gains on sales of loans, net	529	559	1,194	1,067
Bank owned life insurance	2,039	1,753	4,042	3,312
Other	3,827	3,863	7,700	7,401

Total non-interest income	19,387	19,332	38,756	38,690

Non-Interest Expense
Salary expense	27,053	27,004	53,569	51,446
Employee benefit expense	6,713	7,121	13,885	13,778
Net occupancy and equipment expense	11,139	10,064	22,724	19,899
Amortization of other intangible assets	2,183	2,340	4,371	4,076
Professional and legal fees	2,065	1,885	3,998	3,847
Advertising	2,450	2,459	4,249	4,433
Other	10,307	9,604	19,876	18,644

Total non-interest expense	61,910	60,477	122,672	116,123

Income before income taxes	52,697	57,770	108,551	115,323
Income tax expense	11,911	18,779	26,854	38,064

Net Income	$40,786	$38,991	$81,697	$77,259

Weighted Average Number of Common Shares Outstanding:*
Basic	116,883,643	114,805,491	116,868,333	111,937,007
Diluted	117,408,282	115,240,814	117,328,091	112,410,101
Earnings Per Common Share:*
Basic	$0.35	$0.34	$0.70	$0.69
Diluted	0.35	0.34	0.70	0.69
Cash Dividends Declared Per Common Share*	0.22	0.21	0.43	0.41

*	Share data reflects a five percent common stock dividend issued May 22, 2006.

Valley National Bancorp

(Dollars in thousands)

Loan Portfolio	End of Period - 06/30/06 Loan Portfolio	End of Period - 03/31/06 Loan Portfolio	End of Period - 12/31/05 Loan Portfolio	End of Period - 09/30/05 Loan Portfolio	End of Period - 06/30/05 Loan Portfolio
Commercial Loans	$1,492,688	$1,449,207	$1,449,919	$1,414,639	$1,363,119

Construction	515,683	456,478	471,560	459,935	457,258
Residential Mortgage	2,093,694	2,099,696	2,083,004	2,061,366	2,044,101
Commercial Mortgage	2,311,897	2,298,239	2,234,950	2,230,586	2,189,195

Total Mortgage Loans	4,921,274	4,854,413	4,789,514	4,751,887	4,690,554

Home Equity	570,500	559,118	565,960	571,441	559,049
Credit Card	8,279	8,061	9,044	8,764	8,849
Automobile	1,234,005	1,194,749	1,221,525	1,233,125	1,104,749
Other Consumer	108,946	95,252	94,495	101,956	112,665

Total Consumer Loans	1,921,730	1,857,180	1,891,024	1,915,286	1,785,312

Total Loans	$8,335,692	$8,160,800	$8,130,457	$8,081,812	$7,838,985

Quarterly Analysis of Average Assets, Liabilities and Shareholders’ Equity and

Net Interest Income on a Tax Equivalent Basis

	Quarter End - 06/30/06			Quarter End - 03/31/06			Quarter End - 12/31/05			Quarter End - 09/30/05			Quarter End - 06/30/05
	Average Balance	Interest	Avg. Rate	Average Balance	Interest	Avg. Rate	Average Balance	Interest	Avg. Rate	Average Balance	Interest	Avg. Rate	Average Balance	Interest	Avg. Rate
Assets
Interest earning assets:
Loans (1)(2)	$8,243,355	$133,709	6.49%	$8,151,381	$127,472	6.26%	$8,106,582	$127,026	6.27%	$7,962,189	$122,127	6.14%	$7,480,523	$111,225	5.95%
Taxable investments (3)	2,919,614	37,107	5.08%	2,990,948	37,674	5.04%	3,115,049	39,196	5.03%	3,114,714	38,549	4.95%	2,960,641	37,439	5.06%
Tax-exempt investments (1)(3)	292,738	4,576	6.25%	297,505	4,726	6.35%	301,445	4,731	6.28%	313,324	4,799	6.13%	325,138	4,854	5.97%
Federal funds sold and other interest bearing deposits	45,313	573	5.06%	17,624	222	5.04%	59,887	600	4.01%	30,114	247	3.28%	34,900	291	3.34%

Total interest earning assets	11,501,020	175,965	6.12%	11,457,458	170,094	5.94%	11,582,963	171,553	5.92%	11,420,341	165,722	5.80%	10,801,202	153,809	5.70%
Other assets	793,821			797,420			827,871			835,459			782,486

Total assets	$12,294,841			$12,254,878			$12,410,834			$12,255,800			$11,583,688

Liabilities and shareholders’ equity
Interest bearing liabilities:
Savings, NOW and money market deposits	$3,853,598	$18,865	1.96%	$3,916,783	$17,023	1.74%	$4,206,136	$18,620	1.77%	$4,249,153	$16,129	1.52%	$3,993,938	$12,073	1.21%
Time deposits	2,683,610	26,095	3.89%	2,529,421	21,721	3.43%	2,482,182	20,781	3.35%	2,430,264	18,162	2.99%	2,285,187	15,739	2.75%
Short-term borrowings	415,298	4,142	3.99%	565,787	5,411	3.83%	584,695	5,099	3.49%	555,043	4,298	3.10%	535,485	3,769	2.82%
Long-term borrowings	2,410,614	26,887	4.46%	2,339,703	25,701	4.39%	2,192,011	24,250	4.43%	2,074,478	22,522	4.34%	1,960,288	20,647	4.21%

Total interest bearing liabilities	9,363,120	75,989	3.25%	9,351,694	69,856	2.99%	9,465,024	68,750	2.91%	9,308,938	61,111	2.63%	8,774,898	52,228	2.38%
Non-interest bearing deposits	1,966,216			1,939,995			1,973,843			1,964,872			1,921,119
Other liabilities	19,487			22,870			48,387			60,013			40,457
Shareholders’ equity	946,018			940,319			923,580			921,977			847,214

Total liabilities and shareholders’ equity	$12,294,841			$12,254,878			$12,410,834			$12,255,800			$11,583,688

Net interest income /interest rate spread (4)		99,976	2.87%		100,238	2.95%		102,803	3.01%		104,611	3.17%		101,581	3.32%

Tax equivalent adjustment		(1,639)			(1,697)			(1,700)			(1,723)			(1,741)

Net interest income, as reported		$98,337			$98,541			$101,103			$102,888			$99,840

Net interest margin (4)			3.42%			3.44%			3.49%			3.60%			3.70%
Tax equivalent effect			0.06%			0.06%			0.06%			0.06%			0.06%

Net interest margin on a fully tax equivalent basis (5)			3.48%			3.50%			3.55%			3.66%			3.76%

(1)	Interest income is presented on a tax equivalent basis using a 35 percent federal tax rate.
(2)	Loans are stated net of unearned income and include non-accrual loans.
(3)	The yield for securities that are classified as available for sale is based on the average historical amortized cost.
(4)	Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.
(5)	Net interest income on a tax equivalent basis as a percentage of total average interest earning assets.